UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-07099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 Spectrum Drive, East Tower, Suite 800E Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on October 28, 2024, CECO Environmental Corp., a Delaware corporation (the “Company”), Combustion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”), and Profire Energy, Inc., a Nevada corporation (“PFIE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, and upon the terms and subject to the conditions thereof, on December 3, 2024, Purchaser commenced a cash tender offer to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share, of PFIE (the “Shares”) at a price per share of $2.55, in cash, without interest (the “Offer Price”), and subject to any withholding taxes required by applicable law, upon the terms and conditions set forth in the Offer to Purchase dated December 3, 2024 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal and Notice of Guaranteed Delivery (together with the Offer to Purchase, the “Offer”).

The Offer expired at one minute after 11:59 P.M., New York City time, on December 31, 2024 (the “Offer Expiration Time”). The Depositary and Paying Agent (as defined in the Offer to Purchase) advised the Company that, as of the Offer Expiration Time, a total of 39,688,706 Shares were validly tendered and not validly withdrawn pursuant to the Offer, and it has received commitments to tender 337,815 additional Shares under the guaranteed delivery procedures described in the Offer, representing in the aggregate approximately 86.31% of the Shares issued and outstanding as of the Offer Expiration Time. As of the Offer Expiration Time, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition (as defined in the Offer to Purchase), and all other conditions to the Offer were satisfied or waived. Purchaser has irrevocably accepted for payment and paid for all Shares validly tendered and not validly withdrawn pursuant to the Offer.

On January 3, 2025, following the expiration of the Offer and acceptance for payment of the Shares validly tendered and not validly withdrawn pursuant to the Offer and the satisfaction of the remaining conditions to the Merger (as defined below), the Company completed its acquisition of PFIE, pursuant to and in accordance with the terms of the Merger Agreement. Purchaser merged with and into PFIE (the “Merger”), with PFIE surviving the Merger as a wholly owned subsidiary of the Company, without a vote of PFIE shareholders, in accordance with Section 92A.133 of the Nevada Revised Statutes. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to such time (other than the Company Owned Shares (as defined in the Offer to Purchase)) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and less any required withholding taxes.

In addition, immediately prior to the Effective Time, pursuant to the Merger Agreement, each PFIE restricted stock unit award that was outstanding, whether or not then vested, was cancelled and converted into the right to receive an amount (subject to any applicable withholding tax) in cash equal to the product of the Offer Price and the number of shares subject to such PFIE restricted stock unit award, and assuming with respect to any such PFIE restricted stock unit, the vesting of which was subject to the achievement of one or more performance goals, that such goals had been met at the maximum level of performance. Purchaser will promptly pay for all cancelled PFIE restricted stock unit awards following the consummation of the Merger.

The aggregate consideration paid by Purchaser in respect of the Shares in the Offer and the Merger was approximately $118.3 million. The aggregate consideration to be paid by Purchaser for all cancelled PFIE restricted stock unit awards is approximately $4.5 million. The Company provided Purchaser with the funds necessary to complete the Offer and the Merger in accordance with the Merger Agreement from borrowings under its revolving credit facility.

The Shares ceased to trade on Nasdaq prior to market open on January 3, 2025, and PFIE has requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Parent and Purchaser intend to take steps to cause the termination of the registration of the Shares under the Exchange Act and to suspend all of PFIE’s reporting obligations under the Exchange Act as promptly as practicable.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Merger Agreement, which is incorporated by reference herein from Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 29, 2024.

Item 8.01 Other Events.

On January 2, 2025, the Company issued a press release providing information about the expiration and results of the Offer. The full text of the press release issued by the Company is attached as Exhibit (a)(5)(D) to the Schedule TO-T/A filed by the Company and Purchaser on January 2, 2025, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated October 28, 2024 by and among CECO Environmental Corp., Combustion Merger Sub, Inc., and Profire Energy, Inc. (incorporated herein by reference to Exhibit 10.1 the Company’s Current Report on Form 8-K filed on October 29, 2024).

99.1	Press Release of the Company, issued January 2, 2025 (incorporated herein by reference to Exhibit (a)(5)(D) to the Schedule TO-T/A filed by the Company and Purchaser on January 2, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025	CECO Environmental Corp.

	By:	/s/ Joycelynn Watkins-Asiyanbi
Joycelynn Watkins-Asiyanbi
Chief Legal and Administrative Officer

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